FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              MEDCO RESEARCH, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


                   Delaware                                   95-3318451
--------------------------------------------------------------------------------
   (State of incorporation or organization)               (I.R.S. Employer
                                                          Identification No.)


   7001 Weston Parkway, Cary, North Carolina             27513
---------------------------------------------------------------------
   (Address of principal executive offices)           (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange
          Title of each class                   on which each class is
          to be so registered                   to be registered
          -------------------                   ----------------

Common Stock, par value $.001                   New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                                ----------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered

         Common Stock, $.001 Par Value

         The capital stock of Medco Research, Inc. (the "Company" or "Registrant") to be registered on the New York Stock Exchange, Inc. is the Registrant's Common Stock with a par value of $.001 per share. Holders of the Common Stock are entitled to one vote per share at all meetings of stockholders. Dividends that may be declared on the Common Stock will be paid in an equal amount to the holder of each share of such Stock. No pre-emptive rights are conferred upon the holders of such Stock and there are no liquidation or conversion rights. Nor are there any redemption or sinking fund provisions, and there is no liability to further calls or to assessments by the Registrant.


Item 2.  Exhibits

         1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange, Inc.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            MEDCO RESEARCH, INC.



Date:  November 23, 1998                    /s/ Glenn Andrews
                                            ------------------------------
                                            Name:  Glenn Andrews
                                            Title: Chief Financial Officer
                                                   Vice President-Finance
                                                   & Administration


                                       2